Exhibit 5

FOLEY & LARDNER LLP ATTORNEYS AT LAW 777 EAST WISCONSIN AVENUE MILWAUKEE, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX www.foley.com
September 21, 2005
CLIENT/MATTER NUMBER 034400-0148

Gehl Company

143 Water Street

West Bend, WI 53095

Ladies and Gentlemen:

We have acted as counsel for Gehl Company, a Wisconsin corporation (the “Company”), in conjunction with the preparation of a Registration Statement on Form S-3 (Registration No. 333-126349) (the “Registration Statement”), including the prospectuses constituting a part thereof, dated September 1, 2005, and the supplement to the prospectus, dated September 21, 2005 (collectively, the “Prospectus”), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) the offer and sale by the Company of 1,520,109 shares of the Company’s common stock, $0.10 par value (the “Common Stock”), and related Preferred Share Purchase Rights (the “Rights”), together with up to 228,016 additional shares of Common Stock (and related Rights) to cover over-allotments, if any (such shares of Common Stock and accompanying Rights are referred to herein as the “Primary Shares”); and (ii) the resale by the selling shareholder named in the Registration Statement (the “Selling Shareholder”) of 562,500 shares of Common Stock (and related Rights), together with up to 84,375 additional shares of Common Stock (and related Rights) to cover over-allotments, if any (such shares of Common Stock and accompanying Rights are referred to herein as the “Secondary Shares”) in the manner set forth in the Prospectus. The terms of the Rights are as set forth in that certain Rights Agreement, dated as of May 28, 1997, by and between the Company and American Stock Transfer and Trust Company, as amended (the “Rights Agreement”).

The offering and sale of the Primary Shares and the Secondary Shares are being made pursuant to that certain Underwriting Agreement, dated September 21, 2005 (the “Underwriting Agreement”), by and among the Company, the Selling Shareholder, Neuson Kramer Baumaschinen AG, Robert W. Baird & Co. Incorporated and Harris Nesbitt Corp.

In connection with our representation, we have examined: (i) the Registration Statement, including the Prospectus; (ii) the Underwriting Agreement; (iii) the Company’s Restated Articles of Incorporation and Bylaws, as amended to date; (iv) the Rights Agreement; (v) resolutions of the Company’s Board of Directors and actions taken thereunder, in each case relating to the authorization of the issuance of the Primary and Secondary Shares and the accompanying Rights subject to the Registration Statement; and (vi) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

BOSTON BRUSSELS CHICAGO DETROIT	JACKSONVILLE LOS ANGELES MADISON MILWAUKEE	NEW YORK ORLANDO SACRAMENTO SAN DIEGO	SAN DIEGO/DEL MAR SAN FRANCISCO SILICON VALLEY TALLAHASSEE	TAMPA TOKYO WASHINGTON, D.C. WEST PALM BEACH

Gehl Company

September 21, 2005

Based upon the foregoing, we are of the opinion that:

1. The Primary Shares have been duly authorized and, when issued and paid for in accordance with the Underwriting Agreement and in the manner set forth in the Prospectus, will be validly issued, fully paid and nonassessable, except with respect to wage claims of, or other debts owing to, employees of the Company for services performed, but not exceeding six months’ service in any one case, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law (the “WBCL”).

2. The Secondary Shares have been duly authorized and validly issued by the Company, have been fully paid and are nonassessable, except with respect to wage claims of, or other debts owing to, employees of the Company for services performed, but not exceeding six months’ service in any one case, as provided in Section 180.0622(2)(b) of the WBCL.

3. The Rights attached to the Primary Shares, when issued pursuant to the terms of the Rights Agreement, will be validly issued.

4. The Rights attached to the Secondary Shares have been validly issued.

We consent to the deemed incorporation by reference of this opinion into the Registration Statement and the references to our firm therein. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP